FORTIVE CORPORATION
2016 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Fortive Corporation 2016 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Stock Unit Agreement (the “Agreement”).
I.NOTICE OF GRANT
Name:
The undersigned Participant has been granted an Award of Performance Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):

Date of Grant:                    Grant Date
Target PSUs:                    Number of awards granted

Performance Period:                Grant Date through _________

Vesting Conditions:     Per this Agreement (including Addendum A)
II.AGREEMENT
i.Grant of PSUs. Fortive Corporation (the “Company”) hereby grants to the Participant named in this Notice of Grant (the “Participant”), an Award of Performance Stock Units (or “PSUs”) subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
ii.Vesting.
(a)    Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, the Award shall vest with respect to the number of PSUs, if any, as determined pursuant to the terms of Addendum A (such terms are referred to herein as the “Vesting Conditions”); provided that (except as set forth in Sections 4(b) and 4(c) below) the Award shall not vest with respect to any PSUs under the terms of this Agreement unless the Participant continues to be actively employed with the Company or an Eligible Subsidiary from the Date of Grant through the date on which the Compensation Committee (the “Committee”) of the Company’s Board of Directors determines the number of PSUs that vest pursuant to the Vesting Conditions (the “Certification Date”). The Committee shall determine how many PSUs vest pursuant to the Vesting Conditions and such determination shall be final and conclusive. Until the Committee has made such a determination, none of the Vesting Conditions will be considered to have been satisfied. Such certification shall occur, if at all, no later than four (4) calendar months following the last day of the Performance Period (the “Certification End Date”).
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    (b)    Fractional PSU Vesting. In the event the Participant is vested in a fractional portion of a PSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole Share of Company Common Stock (“Share”) and issued to the Participant.
iii.Form and Timing of Payment; Conditions to Issuance of Shares.
(a)    Form and Timing of Payment. The Award of PSUs represents the right to receive a number of Shares equal to the number of PSUs that vest pursuant to the Vesting Conditions. Prior to actual issuance of any Shares underlying the PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any PSUs that vest in accordance with this Agreement (other than in cases where the Participant dies during employment, which is addressed in Section 4(b) below), the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant in whole Shares as soon as practicable (but in any event within 90 days) following the fourth anniversary of the commencement date of the Performance Period (the “Commencement Date”), and such payment shall not be conditioned on continuation of the Participant’s active employment with the Company or an Eligible Subsidiary following the Certification Date. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of a PSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
iv.Termination of Employment.
    (a)    General. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement, Enhanced Retirement or Full Retirement) whether or not in breach of applicable labor laws, all PSUs that are unvested as of termination shall automatically terminate as of the date of termination and the Participant’s right to receive further PSUs under the Plan shall also terminate as of the date of termination. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spinoff, sale, or disposition of the

Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
    (b)    Death.
(i)    In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates (the date of any such termination (whether or not as a result of death) is referred to as the “Termination Date”) as a result of death prior to the conclusion of the Performance Period, the Participant’s estate will become vested in the portion of the Award determined by multiplying (1) the amount of Target PSUs (and related Dividend Equivalent Rights) subject to such Award, times (2) the quotient of the number of complete twelve-month periods between and including the Commencement Date and the Termination Date (provided that any partial twelve-month period between and including the Commencement Date and the Termination Date shall also be considered a complete twelve-month period for purposes of this pro-ration methodology), divided by the total number of twelve-month periods in the Performance Period. With respect to any PSUs that vest pursuant to this Section 4(b), the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the Participant’s death.
(ii)    In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of death following the conclusion of the Performance Period but prior to the date the Shares (and related Dividend Equivalent Rights) underlying vested PSUs are issued and paid, the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the later of (i) the Participant’s death, and (ii) the Certification End Date.
(iii)    For avoidance of doubt, in all other situations, if the Participant dies after the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates but prior to the date the Shares (and related Dividend Equivalent Rights) underlying vested PSUs are issued and paid, the underlying Shares (and related Dividend Equivalent Rights) will be paid to the Participant’s estate as soon as reasonably practicable (but in any event within 90 days) following the fourth anniversary of the Commencement Date.
(c)    Retirement.
    (i)    Early Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates prior to the Certification Date as a result of Early Retirement, then the Participant will become vested in a number of PSUs (and related Dividend Equivalent Rights) determined by multiplying (1) the amount of PSUs actually earned pursuant to the Vesting Conditions (which shall be determined following completion of the Performance Period) by (2) the quotient of (A) the number of complete months between and including the Commencement Date and the Termination Date (provided that any partial month between and including the Commencement Date and the Termination Date shall also be considered a complete month for purposes of this pro-ration methodology), divided by (B) the total number of months in the Performance Period (such quotient is referred to as the “Retirement Proration Quotient”), provided that the Retirement Proration Quotient shall never be greater than 1.0. “Early Retirement” shall mean the Participant’s voluntary termination of employment on or after attainment of age fifty-five (55) at a time when the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to sixty-five (65).
    (ii)    Enhanced Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates prior to the Certification Date as a result of Enhanced Retirement, then the Participant will become vested in a number of PSUs (and related Dividend Equivalent Rights) determined by multiplying (1) the amount of PSUs actually earned pursuant to the Vesting Conditions (which shall be determined following the completion of the Performance Period) by (2) the Retirement Proration Quotient assuming for purposes of such formula that the Termination Date occurred on the one year anniversary of the Participant’s actual Termination Date, provided that the Retirement Proration Quotient shall never be greater than 1.0. “Enhanced Retirement” shall mean the Participant’s voluntary termination of employment on or after attainment of age sixty (60) at a time when the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to seventy (70).
    (iii)     Full Retirement. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates prior to the Certification Date as a result of Full Retirement, then the Participant will become vested in the total number of PSUs actually earned pursuant to the Vesting Conditions (which shall be determined following the completion of the Performance Period) as if the Participant had continued to be actively employed through the Certification Date. “Full Retirement” shall mean the Participant’s voluntary termination of employment, either (1) on or after attainment of age sixty-two (62) at a time when the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to eighty (80) or (2) Normal Retirement.
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Participant’s unvested PSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
    (e)    Violation of Post-Employment Covenant. To the extent that any of the Participant’s unvested PSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, any unvested PSUs shall expire as of the date the Participant violates any covenant not to compete or other post-employment covenant that exists between the Participant on the one hand and the Company or any subsidiary of the Company, on the other hand.
    (f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested PSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the PSUs, or the substitution for such PSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the PSUs will continue in the manner and under the terms so provided.
(g)    Non-Transferability of PSUs. Unless the Committee determines otherwise in advance in writing, PSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
v.Amendment of PSUs or Plan.
(1)The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company’s Board may amend, modify or terminate the Plan or any Award in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding PSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award.
(b) The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested PSUs.
vi.Tax Obligations.
        (a)    Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the PSUs is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant or vesting of the PSUs, the delivery of the Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
        Prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer (in its sole discretion) to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and the Employer, or either of them, in such entity’s sole discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant (with respect to the award granted hereunder as well as any equity awards previously received by the Participant under any Company stock plan) by one or a combination of the following: (i) requiring the Participant to pay Tax-Related Items in cash with a cashier’s check or certified check or by wire transfer of immediately available funds; (ii) withholding cash from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (iii) arranging for the sale of Shares otherwise issuable to the Participant upon payment on the PSUs (on such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity), including the sale of Shares prior to such scheduled payment date; (iv) withholding from the proceeds of the sale of Shares acquired upon payment on the PSUs; or (v) withholding in Shares otherwise issuable to the Participant, provided that the Company withholds only the amount of Shares necessary to satisfy the minimum statutory withholding amount (or if there is no minimum statutory withholding amount, such amount as may be necessary to avoid adverse accounting treatment) using the Fair Market Value of the Shares on the date of the relevant taxable event. The Participant shall pay to the Company or the Employer any amount of Tax Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that are not satisfied by any of the means previously described. The Company may refuse to deliver the Shares to the Participant if the Participant fails to comply with the Participant’s obligations in connection with the Tax Related Items as described in this Section.
    (b)    Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Participant under this Agreement on account of a separation from service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
vii.Rights as Shareholder; Dividends. The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in this Section 7 with respect to Dividend Equivalent Rights) and no voting rights with respect to the PSUs or any Shares underlying or issuable in respect of such PSUs until such Shares are actually issued to the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such Shares. If on or after the Date of Grant and prior to the date the Shares underlying vested PSUs are issued to the Participant the Board declares a cash dividend on the shares of Company Common Stock, the Participant will be credited with dividend equivalents equal to (i) the per share cash dividend paid by the Company on its Common Stock on the dividend payment date established by the Committee, multiplied by (ii) the total number of PSUs subject to the Award that vest (a “Dividend Equivalent Right”); provided that any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 7 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the PSUs to which they relate and for the avoidance of doubt shall only vest and be paid if and when the PSUs to which such Dividend Equivalent Rights relate vest and the underlying shares are issued; and provided further that Dividend Equivalent Rights that vest and are paid shall be paid in cash.
viii.No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment agreement the Participant may otherwise have with the Company or a Subsidiary thereof and/or applicable law).
ix.Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any PSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.
x.Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the PSUs for construction and interpretation.
xi.Electronic Delivery.
(a)    If the Participant executes this Agreement electronically, for the avoidance of doubt the Participant acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.
(b)    If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of PSUs set forth in the Notice of Grant and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the PSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
xii.Data Privacy. This Section 12 provides important information about the Company’s use of personal information about the Participant. For the purposes of applicable data privacy laws the data controller is Fortive Corporation with registered offices at 6920 Seaway Blvd, Everett, Washington 98203. Participants should read the information below carefully:
(1)Uses of Data and Legal Basis. In order to implement, administer and manage the Participant’s participation in the Plan it will be necessary for the Company to collect, use and transfer, in electronic or other form, the Participant’s Data, (as defined below) by and among, as applicable, the Employer, the Company and its Subsidiaries. . The use of the Participant’s Data for these purposes is necessary for the performance of the Plan and for the Company to fulfil its contractual commitments to the Participant. The Participant's refusal to provide the Data set out in subsection (b) below may affect the Participant's ability to participate in the Plan.
(2)Categories of Data. In order to implement, administer and manage the Participant’s participation in the Plan Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, and job title, any shares of stock or directorships held in the Company, details of the PSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”).
(3)Sharing and Transferring Data. In order to implement, administer and manage the Participant’s participation in the Plan, the Participant’s Data may be transferred to Fidelity Stock Plan Services and its affiliated companies, or such other stock plan service provider or any other third party (as may be selected by the Company in the future) which is assisting the Company with the implementation, administration and management of the Plan. Data may also be shared with a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the PSUs. The recipients of the Data may be located in the Participant's country or elsewhere, and the recipient's country (e.g., the United States) may have different data privacy laws and protections than the Participant's country. Where this is the case, the Company will take steps to put in place appropriate safeguards in respect of the Participant’s Data. Under the data privacy laws of certain countries, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

(4)Retention and Legal Rights. Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. Under the data privacy laws of certain countries the Participant may , request access to and receive a copy of Data, request additional information about the storage and processing of Data, require any necessary amendments to Data in any case without cost, by contacting in writing his or her local human resources representative. The Company will handle such requests in accordance with applicable law and there may therefore be legal reasons why the Company cannot grant the Participant’s request.
For more information, the Participant may contact his or her local human resources representative.
xiii.Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the PSUs or hereunder, or the rights, duties or liabilities created hereby.
xiv.Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
xv.Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the PSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or any Award must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
xvi.Nature of PSUs. In accepting the PSUs, the Participant acknowledges and agrees that:
    (a)    the award of PSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of PSUs, benefits in lieu of PSUs or other equity awards, even if PSUs have been awarded repeatedly in the past;
    (b)    all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;
    (c)    the Participant’s participation in the Plan is voluntary;
    (d)    the award of PSUs and the Shares subject to the PSUs, and the income and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any;
    (e)    the award of PSUs and the Shares subject to the PSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
    (f)    unless otherwise expressly agreed with the Company, the PSUs and Shares subject to the PSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;
(g)    the award of PSUs and the Participant’s participation in the Plan shall not be interpreted to form an employment or service contract with the Company or any Subsidiary of the Company;
    (h)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
    (i)    the value of the Shares acquired upon vesting/settlement of the PSUs may increase or decrease in value;
    (j)    in consideration of the award of PSUs, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or Shares upon vesting of the Award resulting from termination of the Participant’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any, and whether or not later found to be invalid) and in consideration of the grant of the Award, the Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement/electronically accepting the Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue or seek remedy for any such claim;
    (k)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares; and
(l)    the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
xvii.Language.    If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
xviii.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
xix.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
xx.Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant's country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., PSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant's country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant is advised to consult with his or her own personal legal and financial advisors on this matter.
xxi.Addendum B. The PSUs shall be subject to the special terms and provisions (if any) set forth in the Addendum B to this Agreement for the Participant’s country of residence. Moreover, if the Participant relocates to one of the countries included in the Addendum B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the PSUs. The Addendum B constitutes part of this Agreement. In addition, the Company reserves the right to impose other requirements on the PSU and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
xxii.Recoupment. The PSUs granted pursuant to this Agreement are subject to the terms of the Fortive Corporation Recoupment Policy as it exists from time to time (a copy of the Recoupment Policy as it exists from time to time is available on the Company’s internal website) (the “Policy”) if and to the extent such Policy by its terms applies to the PSUs, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof.
xxiii.Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its affiliates and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its affiliates or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices.
xxiv.Consent and Agreement With Respect to Plan. The Participant (1) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (2) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan; (3) accepts these PSUs subject to all of the terms and provisions thereof; (4) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2016 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of this Agreement), and consents and agrees that all options, restricted stock units and PSUs, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of this Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (5) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]
PARTICIPANT        FORTIVE CORPORATION

ADDENDUM A

PERFORMANCE VESTING REQUIREMENTS

1.    Performance Criteria. For the avoidance of doubt, terms defined in the Agreement will have the same definition in this Addendum A. The number PSAs awarded hereunder that vest will be determined based on the Company’s relative total shareholder return (“TSR”) percentile for the Performance Period. The percentage of the Target PSAs (and related Dividend Equivalent Rights) that vest will be determined as follows:
Percentage of Target PSAs
TSR Percentile Rank That Will Vest on Vesting Date
75th percentile and above                 200%
55th percentile                         100%
35th percentile                          50%
Below 35th percentile                      0%

For TSR Percentile Rank performance for the Performance Period between the levels indicated above, the portion of the PSAs that vest will be determined on a straight-line basis (i.e., linearly interpolated) between the two nearest vesting percentages indicated above. The PSAs that do not vest will terminate. Notwithstanding the foregoing:

(a) if the Company’s TSR for the Performance Period is positive, in no event shall less than twenty-five percent (25%) of the Target PSAs vest; and
(b) if the Company’s TSR for the Performance Period is negative, in no event shall more than one hundred percent (100%) of the Target PSAs vest.

2.    Definitions. For purposes of the Award, the following definitions will apply:

•“Beginning Price” means, with respect to the Company and any other Comparison Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the beginning of the Performance Period. For the purpose of determining Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

•“Comparison Group” means the Company and each other company included in the Standard & Poor’s 500 index on the first day of the Performance Period and, except as provided below, the common stock (or similar equity security) of which is continually listed or traded on a national securities exchange from the first day of the Performance Period through the last trading day of the Performance Period. In the event a member of the Comparison Group files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a Comparison Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the Performance Period (and if multiple members of the Comparison Group file for bankruptcy or liquidate due to an insolvency, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/

liquidations ranking lower than later bankruptcies/liquidations). In the event of a formation of a new parent company by a Comparison Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original

•Comparison Group member or the assets and liabilities of such Comparison Group member immediately prior to the transaction, such new parent company shall be substituted for the Comparison Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparison Group member are not. In the event of a merger or other business combination of two Comparison Group members (including, without limitation, the acquisition of one Comparison Group member, or all or substantially all of its assets, by another Comparison Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparison Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.

•“Ending Price” means, with respect to the Company and any other Comparison Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. For the purpose of determining Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

•“Performance Period” means the Performance Period specified in the Notice of Grant.

•“Target PSAs” means the target number of PSAs subject to the Award as specified in the Notice of Grant.

•“TSR” shall be determined with respect to the Company and any other Comparison Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions on the respective shares with an ex-dividend date that falls during the Performance Period by (a) the applicable Beginning Price. Any non-cash distributions shall be valued at fair market value.

•“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Comparison Group members for the Performance Period. TSR Percentile Rank is determined by ordering the Comparison Group members (plus the Company if the Company is not one of the Comparison Group members) from highest to lowest based on TSR for the relevant Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list.